Exhibit 16.1


                         [LETTERHEAD OF ARTHUR ANDERSEN]


March 23, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read Item 9 included in the Form 10-K of XOMA Corporation for the year ended December 31, 1997 filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP

Arthur Andersen LLP


Copy to:  Mr. Peter Davis, CFO, XOMA Corporation